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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda (Jurisdiction of Incorporation)	98-0390500 (IRS Employer Identification Number)

001-13836
(Commission File Number)

Second Floor, 90 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-292-8674
(Registrant's Telephone Number, including Area Code)

        Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        On January 13, 2006, Tyco International Ltd. (the "Company") announced that its Board of Directors has approved a plan to separate the Company into three separate, publicly traded companies — Tyco Healthcare, Tyco Electronics and a combination of Tyco Fire & Security and Engineered Products and Services (the "Proposed Separation"). In connection with the Proposed Separation, the following actions were taken:

Management Appointments and Related Compensatory Matters

        In connection with the management teams for the three companies, the Board of Directors, upon the recommendation of the Compensation and Human Resources Committee, approved the following:

  •
  Thomas Lynch was appointed Chief Executive Officer, Electronics and his base salary was increased 6% effective January 23, 2006;

  •
  Juergen Gromer's title was changed to President and Vice Chairman, Electronics and he will be paid a cash retention bonus equal to two times his salary and target bonus following his continued employment for two years following completion of the Proposed Separation;

  •
  Naren Gursahaney was appointed President, Engineered Products and Services and designated an officer subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), his bonus target was changed to 100% of his base salary and he was awarded 15,000 stock options, subject to the terms of the Tyco International Ltd. 2004 Stock and Incentive Plan, that vest in equal annual installments over a period of three years; and

  •
  Richard Meelia's title was changed to Chief Executive Officer, Healthcare.

        In addition, the Board of Directors received Edward Breen's waiver of the "good reason" clause under his employment contract, as such clause relates to the Proposed Separation. A copy of the waiver is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Treatment of Restricted Stock and Other Equity Awards

        The Board of Directors, upon the recommendation of its Compensation and Human Resources Committee, has provided that upon completion of the Proposed Separation:

  •
  restricted stock awards will be treated equivalently to common stock, so that employees with restricted stock will own stock in three separate companies, and that for each employee the shares of restricted stock of the companies that do not employ that employee will vest fifty percent (50%) upon completion of the Proposed Separation and fifty percent (50%) on the six-month anniversary of completion of the Proposed Separation, and

  •
  employee stock options, performance units, restricted stock units and deferred unit awards outstanding as of the completion of the Proposed Separation (collectively referred to as "equity awards"):

  •
  for employees of the Tyco International corporate offices will be converted at equivalent value into equity awards for three separate, publicly traded companies, and

  •
  for all other employees will be converted at equivalent value into equity awards for the company that employs that employee upon completion of the Proposed Separation.

2006 Bonuses and Severance

        The Board of Directors, upon the recommendation of the Compensation and Human Resources Committee, approved with respect to the persons subject to Section 16 of the Exchange Act listed below, and the Compensation and Human Resources Committee approved with respect to all other employees of the Tyco International corporate offices, that fiscal year 2006 annual performance bonus awards will be paid at not less than target, including for the following Section 16 officers: Edward C. Arditte, Edward D. Breen, Christopher J. Coughlin, Carol Anthony Davidson, Dana S. Deasy, John Evard, Martina Hund-Mejean, William B. Lytton, Eric M. Pillmore, Laurie A. Siegel and Charles H. Young.

        The Board of Directors, upon the recommendation of the Compensation and Human Resources Committee, approved with respect to the persons subject to Section 16 of the Exchange Act listed below, and the Compensation and Human Resources Committee approved with respect to all other employees, that in the event an employee (including the following Section 16 officers: Edward C. Arditte, Edward D. Breen, Christopher J. Coughlin, Carol Anthony Davidson, Dana S. Deasy, John Evard, Naren Gursahaney, Martina Hund-Mejean, William B. Lytton, Eric M. Pillmore, David Robinson, Laurie A. Siegel and Charles H. Young) is terminated with severance in conjunction with the Proposed Separation:

  •
  any unvested stock option, restricted share and restricted stock unit awards granted to such employee during fiscal years 2004 and 2005 will fully vest upon termination of employment;

  •
  the expiration of the exercise period for any stock options granted to such employee during fiscal years 2004 and 2005 will be extended to December 31st of the year that each option would otherwise expire as a result of each such employee's termination of employment; and

  •
  any unvested company match under the Supplemental Executive Retirement Plan and the Supplemental Savings and Retirement Plan for such employee would fully vest upon termination of employment.

Employee Retention Plan

        In order to encourage the retention of key employees through the completion of the Proposed Separation, the Company's Board of Directors, upon the recommendation of its Compensation and Human Resources Committee, approved the Tyco International (US) Inc. Employee Retention Plan, pursuant to which selected key employees may receive a cash retention payment, of which fifty percent (50%) will be paid within 30 days of completion of the Proposed Separation and fifty percent (50%) will be paid within 30 days of the six-month anniversary of completion of the Proposed Separation. If the employee is terminated in circumstances entitling the employee to severance benefits, any unpaid portion of the retention payment will be paid within 30 days of the later of the date of termination of employment and the completion of the Proposed Separation.

        A participant's aggregate retention payment will be expressed as a percentage of base salary ranging from 25% to 200%. In addition, the amount of the total retention payment may be increased or decreased by up to 25%. Participation in the retention program and the level of payment will be determined by (a) in the case of individuals subject to Section 16 of the Exchange Act, the Board of Directors and (b) in all other cases, the Company's Chief Executive Officer and the Senior Vice President-Human Resources of Tyco International (US) Inc., based on a determination of their criticality to transaction execution and/or ongoing operations and stewardship functions or such other criteria as may be established.

        This description of the retention program is qualified in its entirety by the Tyco International (US) Inc. Employee Retention Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

        The Board of Directors, upon the recommendation of its Compensation and Human Resource Committee, approved the participation of Edward C. Arditte, Carol Anthony Davidson, John Evard and Martina Hund-Mejean in the employee retention plan at 200% of their respective base salary.

Item 2.02. Results of Operations and Financial Condition.

        On January 13, 2006, the Company issued a press release updating expected results for the Company's first quarter of fiscal 2006. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 7.01.    Regulation FD Disclosure.

        On January 13, 2006, the Company announced that its Board of Directors has approved a plan to separate the Company into three separate, publicly traded companies — Tyco Healthcare, Tyco Electronics and a combination of Tyco Fire & Security and Engineered Products and Services. In addition, the Company updated its outlook for the Company's full year fiscal 2006.

        A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
10.1	Waiver of "good reason" under Edward Breen's employment contract
10.2	Tyco International (US) Inc. Employee Retention Plan
99.1	Press release issued January 13, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD. (Registrant)
By:	/s/ CHRISTOPHER J. COUGHLIN Christopher J. Coughlin Executive Vice President, and Chief Financial Officer

Date: January 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver of "good reason" under Edward Breen's employment contract
10.2	Tyco International (US) Inc. Employee Retention Plan
99.1	Press release issued January 13, 2006

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SIGNATURES
EXHIBIT INDEX